UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2015
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Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿽	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿽	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿽	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿽	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
On August 19, 2015, Renewable Energy Group, Inc. (the “Company”) completed its previously announced acquisition of Imperium Renewables, Inc. (“Imperium”). Pursuant to the terms of an asset purchase agreement between the Company and Imperium, the Company paid Imperium $15.0 million in cash and issued 1.675 million shares of the Company’s common stock in exchange for substantially all of Imperium’s assets, including the 100-million gallon nameplate biodiesel refinery and terminal at the Port of Grays Harbor, WA. For two years post-closing, Imperium may receive up to $0.05/gallon for biodiesel produced and sold at Grays Harbor. REG assumed $5.2 million of Imperium’s debt from Umpqua Bank, which has agreed to provide the newly-named REG Grays Harbor, LLC with an additional loan capacity of up to $5.0 million to fund capital expenditures and improvements at the facility. In addition, Imperium retained its net working capital value of approximately $25 million.

Item 8.01.	Other Information.

The information included in Item 3.02 is hereby incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 21, 2015

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer